DocuSign Envelope ID: FB367016-A5F1-4EB6-BFE7-B531DE026053

Exhibit 10.1

Idaho First Bank(“Lender”)	U.S. Small Business Administration
4775 Dienhard	PAYCHECK PROTECTION PROGRAM
McCall, ID 83638	NOTE

Borrower’s Tax ID # (EIN/SSN)	91-1032187
Loan Date	2020-04-14
Loan Amount	4233500.0
Interest Rate	1.00%
Borrower (Name/Address/City/ST/ZIP)	Red Lion Hotels Corporation 1550 Market St, Suite 425, Denver, CO 80202-2054

Words or phrases preceded by a checkbox (☐) will apply only if the checkbox is marked (☒).

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

Four Million, Two Hundred and Thirty Three Thousand, Five Hundred Dollars

interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this Loan signed by Borrower.

“SBA” means the Small Business Administration, an Agency of the United States of America.

“CARES Act” means the federal Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136).

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

A.	The term of this Loan shall be two (2) years from the Loan Date. This Loan shall mature on 2022-04-14 (‘Maturity Date”).
B.	The Loan shall be payable monthly. The first six monthly payments are deferred.
C.	Interest will accrue from the date of Loan (including during the deferral period) at the Interest Rate set forth above.
D.	Payments will be required beginning 2020-10-14 .
☐

Your monthly payments will be an amount equal to all accrued but unpaid interest on that portion of the then-outstanding principal balance of the Loan (i.e., any portion of the Loan that has not been forgiven as described in Section 10), with the entire outstanding principal balance and all accrued but unpaid interest due and payable on the Maturity Date.

☒

Your monthly payments will be an amount equal to the amount necessary to fully amortize the then-outstanding principal balance of the Loan (i.e., any portion of the Loan Amount that has not been forgiven as described in Section 10) at the Interest Rate specified above by the Maturity Date, with the entire outstanding principal balance and all accrued but unpaid interest due and payable on the Maturity Date.

E.	There are no prepayment penalties for the Loan. Borrower may repay all or a portion of this Loan at any time without penalty.
F.	The proceeds of the Loan shall be used for the following purposes only:
(i)	payroll costs (as defined in the CARES Act, and in Section 2.f of the SBA Interim Final Rule dated April 2, 2020);
(ii)	costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums;
(iii)	mortgage interest payments (but not mortgage prepayments or principal payments);
(iv)	rent payments;
(v)	utility payments;
(vi)	interest payments on any other debt obligations that were incurred before February 15, 2020; and/or
(vii)

refinancing an SBA Economic Injury Disaster Loan (EIDL) made between January 31, 2020 and April 3, 2020, under the conditions as specified in Section 2.r.vii of the SBA Interim Final Rule dated April 2, 2020.

U.S. Small Business Administration	Page 1 of 3	Rev. April 2020
Paycheck Protection Program Note

DocuSign Envelope ID: FB367016-A5F1-4EB6-BFE7-B531DE026053

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
D.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
E.	Fails to pay any taxes when due;
F.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
G.	Has a receiver or liquidator appointed for any part of their business or property;
H.	Makes an assignment for the benefit of creditors;
I.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
J.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
K.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note:
B.	Collect all amounts owing from any Borrower; or
C.	File suit and obtain judgment.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.

Incur expenses to collect amounts due under this Note or enforce the terms of this Note or any other Loan Document, including reasonable attorneys’ fees and costs. If Lender incurs such expenses, it may demand immediate payment from Borrower or add the expenses to the principal balance; and

B.	Release anyone obligated to pay this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law or deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:
A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.
H.

Borrower hereby acknowledges that the SBA, the Secretary of the Treasury or any other governmental agency may issue further forms, documents, guidance and/or regulations regarding the CARES Act and the Paycheck Protection Program, including, without limitation, a form note or other form loan documents. Borrower herby agrees that upon the request of Lender, Borrower shall provide any such forms and/or documents to Lender or modify the terms of the Loan Documents as the Lender may require. All forms and documents required by Lender shall be certified by Borrower and executed in favor of Lender as applicable.

U.S. Small Business Administration	Page 2 of 3	Rev. April 2020
Paycheck Protection Program Note

DocuSign Envelope ID: FB367016-A5F1-4EB6-BFE7-B531DE026053

10.	LOAN FORGIVENESS:

Pursuant to Section 1106 of the federal Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), the following provisions shall apply to the Loan:

A.	The Loan is subject to the limited loan forgiveness provisions of Section 1106 of the CARES Act, and the SBA Interim Final Rule dated April 2, 2020.
B.	The amount of loan forgiveness is determined by and is subject to the sole approval of the SBA
C.

Limited loan forgiveness is provided for amounts spent on payroll costs, rent and utilities payments, and interest payments on mortgages for Borrowers that apply. No more than 25.0% of the amount forgiven may be for costs other than payroll costs.

D.	The amount of loan forgiveness will be reduced if Borrower reduces the number of their employees (layoffs).
E.	Borrower is eligible for debt forgiveness on a covered loan in an amount equal to the following payments made during the 8-week period beginning on the Loan Date (“covered period”):
(i)	payroll costs;
(ii)	interest payments on mortgage obligations (excluding principal and prepaid principal);
(iii)	rent; and
(iv)	utility payments.
F.	The amount of forgiveness cannot exceed the principal balance of the Loan.
G.	Cancelled indebtedness will not be included in the Borrower’s taxable income.
H.

To receive loan forgiveness, Borrower must apply for Debt Forgiveness through Lender. The Borrower must submit to the Lender servicing the loan an application, which must include documents verifying the number of full-time employees and the pay rates for the period described, including payroll tax filings to the IRS and State, income, payroll, and unemployment insurance filings, cancelled checks, payment receipts, transcript of accounts, or other documents verifying payments on covered mortgage loan obligations, lease obligations and utility payments, plus any other documentation the SBA deems necessary.

I.	There will be no loan forgiveness without Borrower’s submission of the proper application and documentation to Lender.

11.	GOVERNING LAW:

Except as provided in Section 7, this Note shall be governed by and interpreted in accordance with the laws of the state of Idaho without regard to principles of conflicts of law.

12.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Borrower:

DocuSigned by:

By	Nate Troup	By	X
Its	CFO	Its

By	X	By	X
Its		Its

U.S. Small Business Administration	Page 3 of 3	Rev. April 2020
Paycheck Protection Program Note